<SEQUENCE>21
<FILENAME>y122004scbacmchldinglp99w21.txt
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                                                             Page 43 of 45 Pages

                                                                     Exhibit 21

                         EXECUTIVE OFFICERS AND DIRECTORS
                                       OF
                      MONY LIFE INSURANCE COMPANY OF AMERICA

         The names of the Directors and the names and titles of the Executive Officers of MONY Life Insurance Company of America ("MLOA"), and their business addresses and principal occupations are set forth below. If no address is given, the Director's or Executive Officer's business address is that of MLOA at 1290 Avenue of the Americas, New York, New York 10104. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to MLOA and each individual is a United States citizen.

Name, Business Address          Present Principal Occupation
----------------------          ----------------------------
   Leon B. Billis               Executive Vice President

   Jennifer Blevins             Executive Vice President

*  Bruce W. Calvert             Chairman of the Board, Alliance Capital
   Alliance Capital             Management Corporation; Executive Officer, AXA
   Management Corporation
   1345 Avenue of the Americas
   New York, NY 10105

*  Henri de Castries (1)        Chairman of the Management Board and Chief
   AXA                          Executive Officer,  AXA; Vice Chairman of
   25, avenue Matignon          the Board of Directors, Finaxa; Chairman of
   75008 Paris, France          the Board, AXA Financial, Inc.

*  Christopher M. Condron       Chairman of the Board, President and Chief
                                Executive Officer;AXA Financial, Inc.;
		  Chairman of the Board, President and Chief
                                Executive Officer; AXA Equitable Life Insurance
		  Company and MONY Life Insurance Company of
		  America; Member of the Management Board
                                and Executive Officer, AXA

*  Claus-Michael Dill (2)       Chairman of the Management Board, AXA Konzern AG
   Colonia0Allee 10-20          Executive Officer, AXA
   D-51067 Cologne, Germany

*  Joseph L. Dionne             Retired Chairman of the Board and Chief
   198 N. Wilton Rd.            Executive Officer of The McGraw Hill Companies
   New Canaan, CT  06840        (publishing)

 * Denis Duverne (1)            Member of the Management Board and Chief
   AXA                          Financial Officer, AXA
   25, avenue Matignon
   75008 Paris, France

   Richard Dziadzio             Executive Vice President

   Mary Beth Farrell            Executive Vice President

                                       43
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                                                             Page 44 of 45 Pages

Name, Business Address          Present Principal Occupation
----------------------          ----------------------------
*  John C. Graves               President and COO, Graves Ventures LLC
   Graves Ventures, LLC         (publishing holding company)
   130 Fifth Avenue
   New York, NY

*  Donald J. Greene, Esq.       Attorney
   c/o LeBoeuf, Lamb, Greene
   & MacRae LLP
   125 West 55th Street
   New York, NY  10019

   Jerald E. Hampton            Executive Vice President

*  Nina Henderson               Henderson Advisory Consulting (consulting firm)
   425 East 86th St.
   New York, NY  10028

*  James F. Higgins             Senior Advisor, Morgan Stanley (financial
   Morgan Stanley               services)
   Harborside Financial Center
   Plaza Two, Second Floor
   Jersey City, NJ 07311

*  W. Edwin Jarmain (3)         President, Jarmain Group Inc. (private
   Jarmain Group Inc.           investment holding company)
   77 King Street West
   Suite 4545 Royal Trust Tower
   Toronto, Ontario M5K1K2
   Canada

*  Christina Johnson            President Christina Johnson and Associates;
   200 Railroad Ave             Former President and Chief Executive Officer,
   Greenwich, Connecticut 06830 Saks Fifth Avenue Enterprises (retail)

   Robert S. Jones, Jr.         Executive Vice President

   William I. Levine            Executive Vice President and Chief Information
                                Officer

   S. Michael McLaughlin        Executive Vice President

*  Scott D. Miller              President, Six Sigma Academy;
   8876 East Pinnacle Peak Rd   Former Vice Chairman, Hyatt Hotels Corporation
   Suite 100                    (hospitality)
   Scottsdale, Arizona  85255

*  Joseph H. Moglia             Chief Executive Officer, Ameritrade Holding
   Ameritrade Holding           Corporation (online brokerage)
   Corporation
   4211 South 102nd Street
   Omaha, Nebraska 68127

   Richard V. Silver            Executive Vice President and General Counsel;
                                Executive Vice President and General Counsel,
                                AXA Financial, Inc., AXA Equitable Life
		  Insurance Company and MONY Life Insurance
		  Company of America

*  Peter J. Tobin               Special Assistant to the President,
   St. John's University        St. John's University
   101 Murray Street
   New York, NY 10007

*  Stanley B. Tulin             Vice Chairman of the Board & Chief Financial
                                Officer; Executive Officer, AXA; Vice Chairman
                                of the Board and Chief Financial Officer, AXA
		  Financial, Inc., AXA Equitable Life Insurance
		  Company and MONY Life Insurance Company of
		  America
--------
*    Director
     (1)  Citizen of the Republic of France
     (2)  Citizen of Germany
     (3)  Citizen of Canada

                                       44